Exhibit 23

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Shareholders


Eagle Financial Corp.:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-28403) and Form S-8 (No. 33-46092) of Eagle Financial Corp. of our report dated October 17, 1996, relating to the consolidated balance sheets of Eagle Financial Corp. and Subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which appears as an Exhibit to, and is incorporated by reference into, the September 30, 1996 annual report on Form 10-K of Eagle Financial Corp.

Our report refers to changes in methods of accounting for investment securities in 1995, and methods of accounting for postretirement benefits other than pensions and income taxes in 1994.



KPMG PEAT MARWICK LLP


Hartford, Connecticut
December 30, 1996